SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 1, 2002

Andersen Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-1460 (Commission File Number)	06-0659863 (IRS Employer Identification No.)

515 Madison Avenue

Suite 2600

New York, New York 10022

(Address of Principal (Zip Code)

Executive Offices)

Registrant's telephone number, including area code (212) 826-8942

Item 5. Other Events.

On May 1, 2002, Andersen Group, Inc. (the "Company") issued a press release announcing the signing of a Stock Subscription Agreement with Asinio Commercial Limited ("ACL") pursuant to which the Company agreed to acquire from ACL 67,341 shares of ZAO Comcor TV ("CCTV") to be owned by ACL for an aggregate consideration at closing of the purchase (the "Closing") of that whole number of shares of the Company's common stock, as calculated in the Stock Subscription Agreement, that is nearest to the value of US$28,000,000, subject to adjustments.

Reference is hereby made to the Company's press release dated May 1, 2002 which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Closing is subject to, among other conditions, (1) the transactions contemplated by the agreement to be entered into between the Company and the shareholders of ABC Moscow Broadband Communication Limited ("MBC") shall have been consummated as a result of which the Company shall hold substantially all of the shares of capital stock of MBC, (2) the Company shall have obtained the approval of its shareholders with respect to the transactions contemplated by the Subscription Agreement and the adoption of the amendment to the certificate of incorporation and the bylaws contemplated in the Subscription Agreement (each an "Amendment") and (3) the Amendments shall have been adopted in accordance with applicable laws and regulations and shall be in full force and effect.

Pursuant to the agreement contemplated between the Company and MBC, the holders (other than the Company) of substantially all of the outstanding capital stock of MBC shall agree to transfer such MBC stock to the Company or its designee in exchange for the Company's common stock.

Either the Company or ACL may terminate the Subscription Agreement if the value per share of the Company's common stock as calculated in the Subscription Agreement is equal to less than eight dollars per share or greater than twelve dollars per share on the date on which Closing can first be scheduled pursuant to the Subscription Agreement.

The consummation of this transaction as contemplated will result in CCTV becoming a subsidiary of the Company such that CCTV's results of operations will be consolidated into the Company's financial statements.

In connection with the Closing, the Company will enter into a Registration Rights Agreement with ACL pursuant to which the Company agrees to use its best efforts to effect one firm commitment underwritten registration under the Securities Act of 1933, as amended (the "Securities Act"), of all or part of the shares of the Company's common stock to be held by ACL and any other holder of registration rights (the "Holders") on or before the first anniversary of the Registration Rights Agreement. If at any time after the first anniversary and before the fifth anniversary of the Registration Rights Agreement, the Company receives a written request from any Holder that the Company effect a registration under the Securities Act (a "Requested Registration") of all or any part of the Holders' shares of the Company's common stock, the Company shall use its best efforts to effect the registration under the Securities Act of the offering and sale of such shares of the Company's common stock within 90 days after receipt of the request. In addition to other limitations on Requested Registrations, the Company shall only be obligated to effect one Requested Registration in any six month period. If the Company, at any time after the first anniversary through the fifth anniversary of the Registration Rights Agreement undertakes to effect a registration, other than a Requested Registration, and any Holder requests inclusion of its shares of the Company's common stock in such registration, subject to certain cutbacks, the Company shall use its best efforts to include such Holder's shares as requested.

In connection with the Closing, the Company will also enter into a Voting Agreement with ACL and certain shareholders of the Company (the "Shareholders") pursuant to which the Shareholders and ACL agree to vote all of the shares of the Company's common stock at any meeting of the Company's shareholders in accordance with the provisions of the Voting Agreement. Among other things, the Shareholders and ACL agree that, provided ACL at all times maintains a certain percentage of shares, the number of ACL director designees shall be no less than three. The Voting Agreement will terminate upon the earlier of mutual agreement of the Shareholders and ACL or such time as the percentage of the ACL's ownership interest in the Company, as calculated in the Voting Agreement, falls below five percent.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

    Financial Statements of Business Acquired

    None.

    Pro Forma Financial Information

    None.

    Exhibits

    Press Release issued by Andersen Group, Inc., dated May 1, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Andersen Group, Inc.

(Registrant)

Date: May 2, 2002 /s/ Andrew M. O'Shea

Name: Andrew M. O'Shea

Title: Chief Financial Officer

Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Andrew M. O'Shea

Chief Financial Officer

(860) 298-0444

aoshea@andersengrp.com

Alex Goldsmith

Adam Friedman Associates LLC

(212) 981-2529, Ext. 12

alex@adam-friedman.com

ANDERSEN GROUP TO ACQUIRE 50% OF RUSSIAN BROADBAND SERVICES PROVIDER FOR $28 MILLION IN STOCK

Andersen Group to Gain Majority Control of ComCor-TV

ComCor-TV at the Center of new 'Electronic Moscow' City Government Initiative

New York, NY - May 1, 2002 - Andersen Group, Inc. (NASDAQ:ANDR) announced that it has signed an agreement to acquire the 50% equity interest in ComCor-TV (CCTV) which is presently held by OAO Moskovskaya Telecommunikationaya Corp. (COMCOR) for approximately $28 million of Andersen Group's common stock. CCTV, a Russian company that is in the process of wiring the City of Moscow to provide broadband services including cable television, high-speed Internet access and IP-based telephony to residential and business customers, is equally owned by COMCOR, the Russian provider of fiber optic backbone services and an affiliate of the City of Moscow, and Andersen Group's affiliate, Moscow Broadband Communication Ltd. (MBC).

Pursuant to the agreement, Andersen Group will purchase the CCTV shares from Asinio Commercial Ltd. (ACL), which will acquire these shares from COMCOR. The number of shares of Andersen Group's common stock to be issued to ACL in payment for the CCTV shares will be determined based on an average of the share price of the stock over a defined period, with renegotiation provisions if this average is not within an $8 to $12 per share price range. The transaction, which requires Andersen Group shareholder approval and various Russian and American regulatory consents, is expected to close during the third quarter of 2002.

Prior to the closing of the transaction between ACL and Andersen Group, COMCOR will contribute to CCTV additional assets valued at approximately $18 million. The assets that COMCOR will contribute to CCTV include the access networks permitting installation of "last mile" services in the Moscow neighborhoods of Khamovniki, Chertanovo and Zelenograd; general infrastructure; equipment; and shares of the Institute for Automated Systems (IAS), a Moscow-based telephony company of which CCTV presently owns approximately 19%.

In a related transaction, the consummation of which is a condition of the closing of Andersen Group's purchase of ACL's equity interest in CCTV, Andersen Group expects to further increase its ownership in CCTV through the purchase of substantially all the 75% equity position in MBC that it does not presently own. This additional transaction, the terms of which have not yet been finalized, is also expected to be effected through the issuance of additional Andersen Group common stock.

"Full ownership of CCTV will give Andersen Group greater financial and operational control of the business, and will better position CCTV to continue to expand its network and grow its subscriber base, which today numbers over 35,000," said Francis E. Baker, Chairman of Andersen Group. "CCTV will also focus on introducing services which will be new in the Moscow market such as Pay Per View, IP telephony and high-speed cable Internet access. The number of subscribers for CCTV's services is directly related to homes passed and we expect that the company will have over 100,000 subscribers by the end of the first quarter of 2003 out of projected 300,000 homes passed."

CCTV's services are at the center of the City of Moscow's new "Electronic Moscow" program, a newly announced initiative created by Moscow Mayor Yury Luzhkov to upgrade the network infrastructure in Moscow and to assure broad distribution for all media. Electronic Moscow is also the name of the holding company created by the City of Moscow to consolidate its ownership stakes in two of the largest telecommunications operators in Moscow, COMCOR and Mostelecom, the present cable television distributor of terrestrial broadcast programs.

CCTV is licensed to provide broadband services to 1.5 million homes and businesses, which represents approximately 44% of the total estimated households in Moscow and has been directed by the City to complete wiring of the Central Administrative Region (200,000 homes and businesses) by the end of 2002.

"The goal of Electronic Moscow is to provide Moscow residents and businesses with a dramatically higher level of communications services at reasonable cost," said Yuri Pripachkin, General Director of COMCOR and General Director-elect of Electronic Moscow. "CCTV has been working toward this goal for nearly two years and has already achieved significant penetration in the areas of Moscow where it has begun offering services. Through the partnership with Andersen Group, a publicly traded U.S. company, we are introducing Muscovites to the benefits of broadband communications. Based on the number of subscribers that have already signed up for CCTV cable television and high-speed Internet access services, there is clearly considerable demand for the full range of interactive services that broadband offers. Moscow today relies on cable television for limited distribution of 5-7 TV broadcast (on-air) channels and residential dial-up for Internet. Broadband allows for virtually unlimited entertainment, communication and interactive services."

CCTV's key advantage in the Moscow market is its exclusive access in defined areas to the Moscow Fiber Optic Network (MFON), a high-speed transportation network that was built by COMCOR to provide data communications for the City of Moscow at a cost of approximately $500 million. Utilizing the MFON backbone, CCTV provides a "last mile" solution that gives residential and business customers access to a wide array of broadband services.

Frank Baker, Chairman of Andersen Group, continued: "As a key participant in the new Electronic Moscow initiative, we believe CCTV is uniquely positioned to take advantage of the tremendous opportunity that the Moscow market represents. CCTV is currently wiring the Central Administrative Region of Moscow, the part of the city with the highest concentration of wealth among residents and businesses, and expects to pass 20,000 dwellings per month this summer, dramatically increasing its potential customer base. Based on the public demand for our service and the company's efforts to expand its access network to pass additional homes and businesses in Moscow, we expect that CCTV, which is essentially debt free at present, will achieve profitability by the end of 2004 on a projected revenue base of $100 million."

As previously announced, Andersen Group recently completed the sale of substantially all the assets of The J.M. Ney Company (JM Ney) to Deringer Mfg. Company. Some of the proceeds of the sale will be used to fund the "last mile" build-out of CCTV's broadband network in the Central Administrative District of Moscow through further agreed contributions to CCTV by Andersen Group.

Andersen Group, Inc.

Andersen Group is an investment company based in New York that is publicly traded on the Nasdaq National Market under the symbol "ANDR". The company is a principal investor in Moscow Broadband Communication, which owns 50% of ComCor-TV, a Russian company that is in the process of wiring the City of Moscow to provide broadband services including cable television, high-speed Internet access and IP-based telephony to residential and business customers.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains "forward-looking statements", as the phrase is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to Andersen Group's and CCTV's development, including CCTV's ability to attract new subscribers, its ability to continue to expand its network, and its ability to achieve profitability, and are based on management's best assessment of Andersen Group's and CCTV's strategic and financial position and of future market conditions and trends. These discussions involve risks and uncertainties, and the actual outcome may differ materially from these statements. Certain factors that could cause actual results to differ materially from those discussed in any forward-looking statements include the risks described in Andersen Group's Annual Report on Form 10-K for the year ended February 28, 2001 and other public filings made by Andersen Group with the Securities and Exchange Commission, which descriptions are incorporated herein by reference. Andersen Group disclaims any obligation to update developments of these risks or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments

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